Exhibit 10.18

Form of Amendment

SOVOS BRANDS LIMITED PARTNERSHIP

AMENDMENT TO

INCENTIVE UNIT GRANT AGREEMENT[S]

THIS AMENDMENT (the “Amendment”), dated as of [●], 2021 (the “Effective Date”), is entered into by and between Sovos Brands Limited Partnership, a Delaware limited partnership (the “Partnership”) and [●] (the “Participant”).

WHEREAS, the Participant was granted Incentive Units of the Partnership pursuant to that certain Incentive Unit Grant Agreement, dated as of [●], [and that certain Incentive Unit Grant Agreement, dated as of [●]], by and between the Participant and the Partnership (the “Grant Agreement[s]”);

WHEREAS, the Partnership and the Participant desire to enter into this Amendment to amend certain terms of the Grant Agreement[s]; and

WHEREAS, capitalized terms that are not defined herein shall have the same meaning as set forth in the Grant Agreement[s], unless specified to the contrary.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Sections 2.3(b)(i), 2.3(b)(ii), 2.3(b)(iii), 2.3(b)(iv) and [2.3(b)(vi)][1] are hereby deleted and replaced with the following:

“(i)          Tranche 1 Performance Units. One-hundred percent (100%) of the Tranche 1 Performance Units shall become Vested Units on any Measurement Date on which the Advent Group achieves a MOIC equal to at least two (2), subject to the Participant's continued employment with the Partnership or one of its Subsidiaries through such Measurement Date. For the avoidance of doubt, the Tranche 1 Performance Units shall not vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of less than two (2).

(ii)          Tranche 2 Performance Units. The Tranche 2 Performance Units shall become Vested Units on the basis of linear interpolation between the Advent Group’s achievement of a MOIC of two (2) and two and one-half (2.5) on any Measurement Date, subject to the Participant's continued employment with the Partnership or one of its Subsidiaries through such Measurement Date. For the avoidance of doubt, one-hundred percent (100%) of the Tranche 2 Performance Units shall vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of at least two and one-half (2.5).

(iii)          Tranche 3 Performance Units. The Tranche 3 Performance Units shall become Vested Units on the basis of linear interpolation between the Advent Group’s achievement of a MOIC of two and one-half (2.5) and three (3) on any Measurement Date, subject to the Participant's continued employment with the Partnership or one of its Subsidiaries through such Measurement Date. For the avoidance of doubt, one-hundred percent (100%) of the Tranche 3 Performance Units shall vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of at least three (3).

1 For CEO, replace bracketed section reference with Section 2.3(b)(vii).

(iv)          Tranche 4 Performance Units. The Tranche 4 Performance Units shall become Vested Units on the basis of linear interpolation between the Advent Group’s achievement of a MOIC of three (3) and four (4) on any Measurement Date, subject to the Participant's continued employment with the Partnership or one of its Subsidiaries through such Measurement Date. For the avoidance of doubt, one-hundred percent (100%) of the Tranche 4 Performance Units shall vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of at least four (4).

[(vi)] / [(vii)]           Calculation of MOIC.

(A)          It is understood and agreed that the calculations described for the MOIC shall be made on an “as if” basis prior to the actual receipt of such amounts and the outstanding Performance Vesting Units of the Participant shall become Vested Units immediately prior to such Measurement Date, on the basis of the amounts to be received by Advent in such distribution or transaction (including after giving effect to vesting of Performance Vesting Units as a result thereof under this paragraph) and the Participant shall be entitled to participate in such distribution or transaction as to such Vested Units. As a result, the calculations described above shall be made in terms of amounts to be received by Advent and the portion of the Performance Vesting Units that will become Vested Units able to participate in a distribution or transaction, all computed on an “after vesting” basis as to such Incentive Units.

(B)          Solely for purposes of measuring the Advent Group’s MOIC in connection with a Deemed Sale under Section 2.3(c)(ii), the Partnership shall be deemed to undergo a Hypothetical Liquidation and the Advent Group shall be deemed to receive Advent Cash Amounts equal to the amount that would be received by the Advent Group upon a Hypothetical Liquidation of the Partnership, with all of the shares of capital stock of the IPO Issuer then held by the Partnership valued at the volume-weighted average price of the IPO Issuer’s stock during the thirty (30) consecutive trading days immediately preceding the date of such Deemed Sale. For the purposes of the immediately preceding sentence, it shall be assumed that (x) any outstanding and unvested Time Vesting Units are Vested Incentive Units, (y) to the extent the Measurement Date is a Deemed Sale under Section 2.3(c)(ii)(x), any outstanding and unvested Performance Vesting Units for which the determination of MOIC on such Measurement Date has been waived by an individual Participant, if applicable, shall be treated Vested Incentive Units and (z) any outstanding and unvested Performance Vesting Units for which the determination of MOIC is being determined on such Measurement Date shall be treated as Vested Incentive Units to the extent such Performance Units would vest on the basis of an iterative calculation, with any restricted shares of capital stock of the IPO Issuer that fail to vest as a result of that calculation deemed sold by the Partnership at the volume-weighted average price of the IPO Issuer’s stock during the thirty (30) consecutive trading days immediately preceding the date of such Deemed Sale and the resulting proceeds distributed in a Hypothetical Liquidation of the Partnership.”

2.             A new Section 2.3(c) “Performance Vesting Following Initial Public Offering” is hereby added as follows:

“(i)         To the extent the Tranche 1 Performance Units remain unvested as of the thirtieth (30th) trading day following an Initial Public Offering, such date shall be deemed to be a Measurement Date and the Advent Group shall be deemed to sell for cash all of the capital stock of the IPO Issuer then held by the Advent Group at the volume-weighted average price of the IPO Issuer’s stock during the thirty (30) consecutive trading days immediately following the IPO Effective Date (including, for the avoidance of doubt, the IPO Effective Date). The Tranche 1 Performance Units shall vest to the extent that the Advent Group achieves a MOIC of at least two (2.0) on such Measurement Date (including, for the avoidance of doubt, all capital stock of the IPO Issuer deemed to be sold for cash and all prior receipts of Advent Cash Amounts). If the Advent Group does not achieve a MOIC of at least two (2.0) on such Measurement Date, the Tranche 1 Performance Units will remain outstanding and eligible to vest in accordance with Section 2.3(b) and Section 2.3(c).

(ii)          On the earlier of (x) the thirty-month anniversary of the IPO Effective Date and (y) the first date on which the Advent Group ceases to hold equity securities representing at least twenty-five percent (25%) of the number of equity securities of the Partnership held by the Advent Group immediately prior to the Initial Public Offering (taking into account adjustments for changes in capital structure) ((x) or (y) as applicable shall be a Measurement Date), the Advent Group shall be deemed to sell for cash all of the capital stock of the IPO Issuer then held by the Advent Group at the volume-weighted average price of the IPO Issuer’ stock during the thirty (30) consecutive trading days immediately preceding such date, as applicable (a “Deemed Sale”)[; provided, that the Participant may elect to waive the Measurement Date described in (x) above by providing written notice to the General Partner at any time within the thirty days prior to thirty-month anniversary of the IPO Effective Date in which event only the Measurement Date in (y) above shall apply and be a Deemed Sale with respect to such Participant.]2 All Performance Vesting Units shall vest on such Deemed Sale to the extent the performance conditions are satisfied and all Performance Vesting Units that do not vest on such Deemed Sale shall be forfeited. For the avoidance of doubt, no Performance Vesting Units shall be forfeited on or in connection with a Measurement Date that is not a Deemed Sale or a Change in Control.”

3.	[A new Section 2.3(d) is hereby added as follows:

“Acceleration upon Qualifying Termination in Connection with Initial Public Offering. Notwithstanding anything in Section 2.3(a) or Section 2.3(b) to the contrary, if the Participant’s employment with the Partnership and its Subsidiaries is terminated as a result of a Qualifying Termination or as a result of the Participant’s death or Disability (as defined in the Participant’s Employment Agreement), in each case, (i) within ninety (90) days prior to the IPO Effective Date or (ii) at any time on or following an Initial Public Offering, then (x) one hundred percent (100%) of the Participant’s Time Vesting Units that remain unvested shall become Vested Units as of the date of termination and (y) one hundred percent (100%) of the Participant’s Performance Vesting Units that remain unvested shall remain outstanding and eligible to vest in accordance with the terms of this Agreement (but disregarding any requirement regarding the Participant's continued employment with the Partnership or one of its Subsidiaries through such Measurement Date); provided, that, solely for purposes of this Section 2.3(d) prior to an Initial Public Offering, “Good Reason” shall mean the Participant’s removal from the position of Chief Executive Officer without the express written consent of the Participant.”]3

2 Include bracketed language for CEO and CEO direct reports.

3 Include for CEO only.

4.              A new Section 2.4 is hereby added as follows:

“Employment with IPO Issuer. On and following an Initial Public Offering, (a) the Participant’s employment with the IPO Issuer or one of its Subsidiaries shall be deemed to be employment with the Partnership or one of its Subsidiaries and (b) the Participant’s termination of employment with the IPO Issuer and its Subsidiaries shall be deemed to be a termination of employment with the Partnership and its Subsidiaries, in each case, for all purposes under this Agreement and the Partnership Agreement.”

5.              [Section 3.1 is hereby deleted and replaced with the following:

“Forfeiture of Performance Vesting Units and Time Vesting Units. Notwithstanding any other provisions of this Agreement to the contrary, upon a termination of employment for any reason, all Performance Vesting Units and all Time Vesting Units that have not vested (after taking into account any Time Vesting Units that vest upon such termination of employment under Section 2.3(a)(iii) and Section 2.3(d)) or which do not remain outstanding and eligible to vest in accordance with the terms and conditions of Section 2.3(a)(iv), Section 2.3(b)(v), or Section 2.3(d), as applicable, as of the date of termination of employment, shall immediately be forfeited and cancelled in their entirety without any consideration to the Participant. In the event that any Performance Vesting Units become Conditionally Vested Units, such Conditionally Vesting Units shall be subject to forfeiture pursuant to Section 2.3(b)(v). In the event that any Time Vesting Units remain outstanding and eligible to vest as a result of a Change in Control Lookback, such Time Vesting Units shall be subject to forfeiture pursuant to Section 2.3(a)(iv).”]4

6.              Section 5.1(b) is hereby deleted and replaced with the following:

““Advent Cash Amounts” means, as of any Measurement Date, without duplication, the sum of the following:

(i)            the amount of cash distributions, cash dividends and other cash proceeds received by the Advent Group on or prior to such Measurement Date in respect of any Advent Investments, including cash proceeds received from a partial liquidation of the Partnership;

(ii)           the amount of cash proceeds previously received by the Advent Group from the disposition of any non-cash proceeds (including non-cash distributions) received in exchange for, or in respect of, any Advent Investments prior to such Measurement Date; and

(iii)          an amount equal to the fair market value, as determined by the General Partner in its reasonable good faith discretion, of Marketable Securities received by the Advent Group (other than Marketable Securities of the IPO Issuer with respect to a Measurement Date that is not a Deemed Sale or deemed Measurement Date under Section 2.3(c)(i)) on or before such Measurement Date with respect to, or from the sale or other disposition of, any Advent Investments (in each of clauses (i), (ii) and (iii) net of any Unreimbursed Transaction Expenses).

4 Include for CEO only.

Notwithstanding anything to the contrary, none of the following shall be included in the calculation of “Advent Cash Amounts”: Tax Distributions pursuant to Section 5.01(c) of the Partnership Agreement, expense reimbursement, indemnification payments or similar amounts made to the Advent Group. For the avoidance of doubt, “Advent Cash Amounts” shall include amounts deemed to be received by Advent Group under Section 2.3(c).”

7.             Section 5.1(d) is hereby deleted and replaced with the following:

““Advent Investment Amount” shall mean (without duplication) all Capital Contributions made by the Advent Group and all other cash amounts invested by the Advent Group in the Partnership or Sovos Brands, Inc., whether before, at or after the Closing Date.”

8.              Section 5.1(m) is hereby deleted and replaced with the following:

““MOIC” shall mean, as of any date of determination, the quotient obtained by dividing (i) the Advent Cash Amounts by (ii) the Advent Investment Amount.”

9.              Section 5.1(o) is hereby deleted and replaced with the following:

““Unreimbursed Transaction Costs” means all out-of-pocket reasonable legal, accounting, financial advisor, brokerage and investment banking fees paid by the Advent Group and their Affiliates, which in the event of a Deemed Sale shall be estimated by the General Partner in good faith as if there were an actual sale of securities, excluding any amounts that are paid or reimbursed by the Partnership or its Subsidiaries.”

10.           A new Section 5.1(q) is hereby added as follows:

““Measurement Date” means a Change in Control and, following an Initial Public Offering, any date on which the Advent Group receives Advent Cash Amounts (and, for the avoidance of doubt, any date deemed a Measurement Date under Section 2.3(c)).”

11.           A new Section 5.1(r) is hereby added as follows:

“”IPO Effective Date” means the date the Sovos Brands, Inc.’s Form 8-A is declared effective by the Securities and Exchange Commission.

12.            Section 7.17 “Units after Initial Public Offering” is hereby deleted in entirety and replaced with the following:

“Any shares of common stock of Sovos Brands, Inc. that the Participant receives in respect of Unvested Incentive Units in connection with an Initial Public Offering shall be subject to the terms and conditions of a Restricted Stock Agreement to be entered into by and among Sovos Brands, Inc., the Partnership and the Participant.”

13.	References. All references in the Grant Agreement[s] to “Agreement” and any other references of similar import shall hereinafter refer to the Grant Agreement as amended by this Amendment.

14.	Remaining Provisions. Except as expressly modified by this Amendment, the Grant Agreement[s] shall remain in full force and effect. This Amendment embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written, relative thereto.

15.	Governing Law. This Amendment and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Amendment will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Amendment to the substantive law of another jurisdiction.

16.	Amendment Effective Date. This Amendment shall become effective on the Effective Date; provided, that if an Initial Public Offering or a Change in Control has not occurred prior to the December 31, 2021, this Amendment shall be void ab initio and the terms of the Grant Agreement as in effect prior to the Effective Date shall apply.

17.	Counterparts. This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

*        *        *

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SOVOS BRANDS LIMITED PARTNERSHP

By:
Name:
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

PARTICIPANT

By:
Name:

[SIGNATURE PAGE TO AMENDMENT]